Exhibit 99.1
OXIS International Names Former Wal-Mart Executive
Ken Eaton to Board of Directors

BEVERLY HILLS, Calif., June 27, 2011 – OXIS International, Inc. (OTC Bulletin Board: OXIS; Euronext Paris: OXI) today announced that it has named former Wal-Mart executive Ken Eaton to its Board of Directors.  The Company’s Board now has four members, including three independent Directors.

“I am very pleased to bring an executive of Ken’s caliber to the OXIS International Board of Directors,” said Anthony J. Cataldo, Chairman of OXIS International. “Ken provides expertise in merchandising with major retailers and in worldwide marketing.  His knowledge and industry relationships will prove invaluable in developing and executing our long term growth strategy.”

Mr. Eaton has more than 25 years of operational and merchandising experience, including 20 years in management with Wal-Mart. At Wal-Mart he served in several senior level positions, including Vice President, Divisional Merchandising Manager, and Senior Vice President, General Merchandising Manager.  Mr. Eaton was also involved in the formation of the Wal-Mart Supercenter store model, and led the formation of the company’s global procurement division.

He is currently the co-founder and Executive Director of Silverlink Holdings, which operates a consumer products company with distribution in North America and Asia.

About OXIS International, Inc.

OXIS International, Inc. is a long-established but recently revitalized biotechnology Company developing multiple proprietary, natural substance-based products focused on oxidative stress and inflammation, which are associated with the negative effects of free radicals and reactive oxygen species.  The Company’s consumer product portfolio includes dietary supplements and is expected ultimately to include functional foods and beverages, skin care and other personal care products, and animal health products.  Specifically, OXIS is emphasizing the unique properties of L-Ergothioneine, a highly potent, patent-protected and versatile antioxidant. The Company has completed a strategic financing agreement with its primary product development and manufacturing partner, Gemini Pharmaceuticals, launched its first product, ErgoFlex for joint pain relief and overall joint health, and announced a joint venture with engage:BDR, a global leader in online sales and marketing.  For more information, please visit www.oxis.com

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. You are urged to consider statements that include the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may,” “potential” or the negative of those words or other similar expressions words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risks and uncertainties inherent in our business, including, without limitation the risks of obtaining possibly required regulatory approvals, the timing of product introductions, the level of market acceptance of and continuing demand for the Company’s products, the impact of competitive products and pricing and the Company’s ability to obtain additional financing to support its operations. We refer you to the risks and factors detailed from time to time in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Any forward-looking statements in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change, and the Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

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Contact:
Lippert/Heilshorn & Associates
Don Markley
310-691-7100
dmarkley@lhai.com